SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 27, 2003


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Arizona                        1-8962                 86-0512431
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)        Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona        85072-3999
        (Address of principal executive offices)                (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     ACC TRACK B DECISION

     As previously reported, on September 10, 2002, the Arizona Corporation Commission (the "ACC") issued an order that, among other things, established a requirement that Arizona Public Service Company ("APS") competitively procure certain power requirements. See "Track A Order" in Note 5 of Notes to Condensed Consolidated Financial Statements of the Pinnacle West Capital Corporation Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002. On February 27, 2003, the ACC approved a decision in the Track B proceeding. The decision adopted most of the provisions of an ACC administrative law judge's ("ALJ") recommendation that was issued on January 30, 2003.

     Under the ACC's Track B decision, APS will be required to solicit bids for its capacity and energy requirements for periods beginning July 1, 2003. For 2003, APS will be required to solicit competitive bids for about 2,500 megawatts of capacity and about 4,600 gigawatt-hours of energy, or approximately 20% of APS' total retail energy requirements. The bid amounts are expected to increase in 2004 and 2005 based largely on growth in APS' retail load and APS' retail energy sales. The Track B decision also confirmed that it was "not intended to change the current rate-base status of [APS'] existing assets."

     The decision recognizes APS' right to reject any bids that are unreasonable, uneconomical or unreliable. The Track B procurement process will involve the ACC Staff and an independent monitor.

     The Track B decision also contains requirements relating to standards of conduct between APS and any affiliate of APS that may participate in the competitive solicitation, requires that APS treat bidders in a non-discriminatory manner, and requires APS to file a protocol regarding short-term and emergency procurements. The decision permits the provision of corporate oversight, support and governance as long as such activities do not favor Pinnacle West Energy Corporation ("Pinnacle West Energy") in the procurement process or provide Pinnacle West Energy with confidential APS bidding information that is not available to other bidders. The decision directs APS to evaluate bids on cost, reliability and reasonableness. The decision requires bidders to allow the ACC to inspect their plants and requires assurances of appropriate competitive market conduct from senior officers of such bidders. Following the solicitation, APS will prepare a report evaluating environmental issues relating to the procurement and a series of workshops on environmental risk management will be commenced thereafter.

     APS expects to issue requests for proposals in March 2003 and to complete the selection process by June 1, 2003. Pinnacle West Energy will be eligible to bid to supply APS' electricity requirements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PINNACLE WEST CAPITAL CORPORATION
                                        (Registrant)



Dated: February 28, 2003                By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer

                                       3